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                                                                  Exhibit 99(ii)

                                Certification of
                     Jan Pasternack, Chief Financial Officer
                        of Titanium Holdings Group, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-QSB (the "Form 10-QSB") for the quarter ended June 30, 2002 of Titanium Holdings Group, Inc. (the "Issuer"). I, Jan Pasternack, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:
     (i) the Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
     (ii) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated:  August 14, 2002.

                                                    /s/ Jan Pasternack
                                             ---------------------------------
                                             Jan Pasternack

Subscribed and sworn to before me
this 14th day of August, 2002.


    /s/ Joel Leder
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Name:   Joel Leder
     ----------------------------------
Title: Notary Public

My commission expires: 12/31/2005